Exhibit 10.10
NEW CENTURY FINANCIAL CORPORATION
2004 PERFORMANCE INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
     THIS DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of                      (the “Award Date”) by and between New Century Financial Corporation, a Maryland corporation (the “Corporation”), and                      (the “Director”).
W I T N E S S E T H
          WHEREAS, pursuant to the New Century Financial Corporation 2004 Performance Incentive Plan (the “Plan”), the Corporation hereby grants to the Director, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.
          NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
     2. Grant. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Director an Award with respect to an aggregate of ___restricted shares of Common Stock of the Corporation (the “Restricted Stock”). The Corporation acknowledges that the consideration for the Restricted Stock shall be the services rendered to the Corporation by the Director prior to the applicable vesting date, the fair value of which is not less than the par value per share of the Corporation’s Common Stock.
     3. Vesting. Subject to Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse with respect to 100% of the shares of Restricted Stock on the first anniversary of the Award Date.
     4. Continuance of Services. The Director agrees to serve as a member of the Board in accordance with the Corporation’s Articles of Amendment and Restatement, bylaws, and applicable law. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan. Nothing contained in this Award Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time.
     5. Dividend and Voting Rights. After the Award Date, the Director shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the

Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 below.
     6. Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 3 hereof or Section 7 of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to transfers to the Corporation.
     7. Stock Issuance.
          (a) Book Entry Form. The Corporation shall issue the shares of Restricted Stock subject to the Award in book entry form, registered in the name of the Director with notations regarding the applicable restrictions on transfer imposed under this Award Agreement; provided, however, that the Corporation may, in its discretion, elect to issue such shares in certificate form as provided in Section 7(b) below.
          (b) Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Director by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules and regulations:
“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and New Century Financial Corporation. A copy of such Agreement is on file in the office of the Secretary of New Century Financial Corporation.”
          (c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 hereof or Section 7 of the Plan, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Director a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 8.5 of the Plan). The Director (or the beneficiary or personal representative of the Director in the event of the Director’s death or incapacity, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules and regulations with respect to the grant of the Award and the delivery of shares of Common Stock in respect thereof. The shares so delivered shall no longer be restricted shares hereunder.
          (d) Stock Power; Power of Attorney. If the Corporation elects to issue share certificates to the Director, the Director shall be required to execute a stock power, in a form prescribed by the Corporation, with respect to such shares. The Corporation shall not deliver any share certificates in accordance with this Award Agreement unless and until the Corporation shall have received such stock power executed by such Director. The Director, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Director’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.
     8. Effect of Termination of Director’s Services.
          (a) General. Subject to earlier vesting as provided in Section 7 of the Plan and except as expressly provided in this Section 8, if the Director ceases to be a member of the Board for any reason, the Director’s shares of Restricted Stock (and related Restricted Property) shall be forfeited to the Corporation to the extent such shares have not become vested upon the Director’s Severance Date (as defined below). Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation, without any other action by the Director (or the Director’s beneficiary or personal representative, in the event of the Director’s death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Director (or the Director’s beneficiary or personal representative, in the event of the Director’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.
          (b) Death, Disability or Retirement. If the Director ceases to be a member of the Board due to death, Disability or Retirement, the Director’s shares of Restricted Stock (and related Restricted Property), to the extent not previously vested, shall automatically become fully vested as of the Director’s Severance Date. For purposes of the Award, “Disability” means a permanent and total disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator). For purposes of the Award, “Retirement” means the cessation of the Director’s services as a member of the Board at any time after the Director has attained age 66.
     Notwithstanding any other provision of this Section 8, the Director’s “Severance Date” shall be the last day that the Director is a member of the Board; provided, however, that if the Director ceases to be a member of the Board (regardless of the reason) but, immediately thereafter, is employed by the Corporation or one of its Subsidiaries, the Director’s Severance Date shall not be the date the Director ceases to be a member of the Board but instead shall be the last day that the Director is either or both (1) a member of the Board and/or (2) employed by the Corporation or a Subsidiary.
     9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments if appropriate in the number and kind of securities that may become vested under an Award. If any adjustment shall be made under Section 7.1 of the Plan or an event described in Section 7.3 of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.
     10. Tax Withholding. The Corporation shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock or other tax withholding event with respect to the Award. Alternatively, the Director or other person in whom the Restricted Stock vests may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Corporation withhold and reacquire shares of Restricted Stock at their fair market value at the time of vesting to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Administrator, as the Administrator may impose, and shall not be available if the Director makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award or if withholding obligations arise other than in connection with the vesting of such shares.
     11. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 11.
     12. Plan. The Award and all rights of the Director under this Award Agreement are subject to all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Director agrees to be bound by the terms of the Plan and this Award Agreement. The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
     13. Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
     14. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     15. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
     16. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.
          IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

NEW CENTURY FINANCIAL			DIRECTOR
CORPORATION, a Maryland corporation

By:

	Name:	Brad Morrice
	Title:	Vice Chairman, President and
Chief Operating Officer